CUSIP NO. 756269106                                          PAGE 53 OF 55 PAGES


                                                                      Exhibit 11

                                POWER OF ATTORNEY


         This power of attorney will expire on December 31, 2000.

         KNOW ALL PERSONS BY THESE PRESENTS that STONE STREET FUND 1996, L.P. (the "Company") does hereby make, constitute and appoint each of Hans L. Reich and Roger S. Begelman, acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, as amended, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of December 28, 1998.


STONE STREET FUND 1996, L.P.

By: Stone Street Empire Corp.


By:/s/ Kaca B. Enquist
   Name: Kaca B. Enquist
   Title: Vice President




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